Section 1350 Certifications

Pursuant to Rule 13a-14(b) (17 CFR 240.13a-14(b)) or Rule 15d-14(b) (17 CFR 240.15d-14(b)) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), the undersigned officer of Lighting Science Group Corporation (the “Company”) does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10QSB for the period ended June 30, 2007 of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Annual Report.

Date: August 30, 2007
By: _/s/ Stepehen A. Hamilton
Name: Stephen A. Hamilton
Title: Chief Financial Officer

The foregoing certification is furnished as an exhibit to the Annual Report and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.